                                                                 EXHIBIT 10.10


                               SECOND AMENDMENT TO
                          SECURITIES PURCHASE AGREEMENT

         THIS SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this "Second Amendment") is dated as of November 1, 2001, by and among Universal Display Corporation, a Pennsylvania corporation (the "Company"), and the Purchasers identified on the signature pages hereto (each, a "Purchaser" and collectively, the "Purchasers").

         WHEREAS, the Company and the Purchasers have entered into a Securities Purchase Agreement dated as of August 22, 2001, as amended by the First Amendment thereto dated as of September 20, 2001 (together, the "Purchase Agreement"); and

         WHEREAS, the Company and the Purchasers desire to further amend the Purchase Agreement as set forth in full herein.

         NOW, THEREFORE, in consideration of the agreements and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto agree as follows:

1. Defined Terms. Except as expressly stated herein to the contrary, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

2. Second Closing. Section 2.3(a) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

                  "(a) Subject to the terms and conditions set forth in this Agreement including, without limitation, Section 2.3(d)(ii), on the 3rd Trading Day following the Conversion Shares Effective Date, the Purchasers shall purchase from the Company, and the Company shall sell to the Purchasers, the Second Shares. The closing of the purchase and sale of the Second Shares is referred to as the "Second Closing."

3. Second Shares Measuring Period. Subsection (d)(i) of Section 2.3 of the Purchase Agreement is hereby deleted.

4. Form of Second Certificate of Designation. The definition of "Conversion Price" as used in the Second Certificate of Designation attached to the Purchase Agreement as Exhibit B is amended to read as follows:

                  ""Conversion Price" means $9.45, as adjusted pursuant to
         Section 15 hereof."

         In addition, Section 4 of the Second Certificate of Designation attached to the Purchase Agreement as Exhibit B is amended to read as follows:

                  "4. Stated Value. The "Stated Value" shall be increased by $4.16 on the last day of each month beginning on November 30, 2001."

         Section 9(c) of the Second Certificate of Designation attached to the Purchase Agreement as Exhibit B is also amended to read as follows:

                  "(c) Automatic Conversion. Notwithstanding Section 16(a) hereof or any other provision to the contrary contained herein, but subject to the satisfaction of the Equity Conditions and the provisions of Section 16(b) hereof, on the second Trading Day after the Original Issuance Date, all the shares of Preferred Stock shall be converted as if the Holder had delivered a Conversion Notice with respect to such shares on such day. In the event the Equity Conditions (other than the requirements set forth in Section 16(a)) are not satisfied on the second Trading Day after the Original Issuance Date, then all the shares of Preferred Stock shall be converted on the first date thereafter on which the Equity Conditions (other than the requirements set forth in Section 16(a)) are satisfied as if the Holder had delivered a Conversion Notice with respect to such shares on such day, provided that such date occurs on or prior to the third anniversary of the Original Issue Date. In the event the Equity Conditions (other than the requirements set forth in Sections 16(a) and 16(b), which need not be satisfied for this purpose) are not satisfied on the third anniversary of the Original Issue Date, the Holder, at its option, may require the Company to repurchase the Preferred Stock for an amount equal to the Stated Value of the Preferred Stock on such date. The Holder shall exercise this option by delivering to the Company written notice to that effect and the Company shall repurchase the Preferred Stock on the fifth Business Day following the receipt of such notice against delivery of the Preferred Stock."


5. Conversion of First Shares and Second Shares. Each of the Purchasers represents and warrants to the Company that, as of the date hereof, the total number of shares of Common Stock beneficially owned by the Purchasers and their Affiliates, when added to the number of shares of Common Stock issuable upon the conversion of the First Shares and the Second Shares, does not exceed 9.999% of the issued and outstanding shares of the Company's Common Stock reported in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, including shares issuable upon conversion of the First Shares and the Second Shares. Each of the Purchasers further agrees with and covenants to the Company that, from the date hereof until the earlier of (x) the date on which all of the First Shares and Second Shares are converted and (y) December 12, 2001, it will not acquire a number of securities of the Company such that the conversion limitations set forth in Section 16(b) in each of the First Certificate of Designation and the Second Certificate of Designation would prevent the conversion of all of the First Shares and Second Shares on the 2nd Trading Day following the Second Closing.

6. Maximum Number of Shares Issuable. The first sentence of Section 4.5(f) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

                  "The maximum number of shares of Common Stock that the Company may issue pursuant to the Transaction Documents at any time at an effective purchase price less than the "Market Value" (as defined in Nasdaq Marketplace Rule 4200(a)(20)) of a share of Common Stock on the Trading Day immediately preceding the Closing Date (the "Market Value") equals 3,409,245 shares (the "Issuable Maximum"), unless the Company obtains shareholder approval in accordance with the rules and regulations of the applicable Trading Market including, without limitation, Nasdaq Marketplace Rule 4350(i)(1)(D)."

7. Ratification of Purchase Agreement. Except as expressly amended hereby, all of the terms of the Purchase Agreement shall remain in full force and effect, and are hereby ratified and confirmed.

8. Controlling Law. This Second Amendment and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of New York, notwithstanding any conflict of laws doctrines of such State or any other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

9. Execution in Counterparts and via Facsimile. This Second Amendment may be executed via facsimile and in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This Second Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the Company and each of the Purchasers.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Securities Purchase Agreement as of the day and year first above written.

UNIVERSAL DISPLAY CORPORATION

By: /s/ Sidney Rosenblatt
    ---------------------------------
    Sidney Rosenblatt, Chief Financial Officer


PINE RIDGE FINANCIAL INC.

By: /s/ Miriam O. Hyman
    -------------------------
    Name: Miriam O. Hyman
    Title: Attorney-in-Fact


STRONG RIVER INVESTMENTS, INC.

By: /s/ Miriam O. Hyman
    ------------------------
    Name: Miriam O. Hyman
    Title: Attorney-in-Fact